                                                                      Exhibit 11
                                                                      ----------


                        COMTECH TELECOMMUNICATIONS CORP.
                                AND SUBSIDIARIES

                Computation of Earnings (Loss) Income Per Share

                    Years ended July 31, 1997, 1996 and 1995


                                                                         Year ended July 31,
                                                                        --------------------
                                                                      1997        1996         1995
                                                                ----------   ---------   ----------
  Net income (loss)                                             $  484,000      72,000   (1,502,000)
                                                                ==========   =========   ==========

  Computation of weighted average number of
     common and common equivalent shares out-
     standing during the period:
       Weighted average number of common shares                  2,637,000   2,606,000    2,605,000
       Weighted average shares assumed to be issued
         upon exercise of common stock options                      22,000      70,000            -
       Less treasury stock                                         (55,000)    (15,000)     (15,000)
                                                                ----------   ---------   ----------

         Weighted average number of common and
          common equivalent shares outstanding
          during the period                                      2,604,000   2,661,000    2,590,000
                                                                ==========   =========   ==========

  Net income (loss) per share                                         $.19         .03         (.58)
                                                                ==========   =========   ==========
